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                                                                   EXHIBIT 10.12


                      [The Concours Group, Inc. letterhead]





[date]


[name and address]


Dear             :
     ------------

We look forward to the opportunity of having you work with us on The Human Resources Concours. This letter is just to review our conversations on the ways we will work together.

We would like you to play three roles:

o Participating regularly in meetings of the HR Concours, the next of which is _______________. We would look to you to be an active participant in the discussion and to serve as an adjunct member of Concours staff, providing continuity across programs and helping us to deepen relationships with program members.

o Being a team member on HR-oriented Re.sults(sm) research projects (one remaining in 1999, beginning in September). Each project involves participation in two workshops and a brainstorming day, plus lending your experience as we shape the project and develop its results. Each project will take around 6 days of your time.

o Working with Lynn to identify HR executives who might be interested in participating in the HR Concours or individual Re.sults(sm) projects.

In addition, we would like to add you to our advisory board, the group of outside experts and good friends of Concours who advise us on research topic selection and other issues, and who participate regularly in our programs. The advisory board includes Jim Cash, Jim Wetherbe, Dave Ulrich, Martin Bresler, Judy Bardwick, Peter Cochrane and Cliff Ehrlich. We are in the process of enlisting several more.

The compensation structure for your work with us will be:

o        Participating in HR Concours events - $1000/day.

o Participating in research and all other activities on behalf of Concours - $3000/day.

o Referral fees of 10% of the membership fee for introducing a new member to the HR Concours, and $1000/company for introducing new members to Re.sults(sm) projects



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         (beyond the two projects that are part of their HR Concours memberships).

o Grant of an option on 5000 shares of Concours Group stock (at the current option price of $5.00) in recognition of your joining our advisory board.

o        Of course, we reimburse all travel expenses.

We hope this arrangement is attractive to you, not only financially (which we realize is a minor consideration), but more importantly in terms of meeting your interests and availability. The HR Concours is an exciting (and strategic) extension of our services, and we very much look forward to and appreciate your help in making it a success.

Best regards,



Ronald P. Christman, Ph.D.                             Lynn D. Keehan, Ph.D.
Chief Executive Officer                                Executive Vice President

LDK/em

Agreed to and accepted:


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Name


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Date